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                                                                  EXHIBIT 10(q)

                                Promissory Note


$100,000.00                                                 Date: August 1, 1999


     For Value Received Tom Prince (the "Employee") hereby promises to pay to Stifel, Nicolaus & Company, Incorporated ("SN"), a Missouri Corporation, at its office at One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102, or assigns, the principal sum of $100,000 (the "Principal Amount") ON DEMAND subject to the following conditions.

     1. INTEREST RATE.   The unpaid principal balance hereof payable annually
commencing on the last business day of the month following the date hereof, and computed at a rate equal to the rate prescribed by and calculated from time to time in accordance with Section 7872(f) of the Internal Revenue Code, and any amendments thereto or substitutions therefor. Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 365. Principal and interest on this Note shall be payable in lawful money of the United States of America.

     2. FORGIVENESS OF PRINCIPAL AMOUNT.     Notwithstanding any other
provisions of this Note, SN shall forgive in equal installment(s) the Principal Amount plus accrued interest on August 1 of years 2000, 2001, 2002, 2003, and 2004 if on such date all of the following conditions are met:

     (a) the employee has, at all times since the above date of this Note, remained in the full-time employ of SN, and

     (b)  SN has not made demand hereunder.

In addition, SN shall forgive the remaining unpaid principal and accrued interest on the Note (a) in the event Ronald J. Kruszewski ceases to be employed by SN or (b) in the event SN determines not to continue its business relationship with Employee within 30 days of August 1, 2001.

     If the Employee shall terminate his/her employment with SN for any reason whatsoever, whether voluntarily or involuntarily, other than by reason of death of employee, no part of the unpaid Principal Amount and accrued interest thereon shall be forgiven. The amount of this Note to be forgiven each year is not prorated. Thus, if the Employee leaves the employ of SN prior to the next installment due date, no amount is forgiven for the partial year of employment with SN.

     3. DEMAND AND CONFESSION OF JUDGMENT.   Stifel, at its sole discretion,
may declare all unpaid principal, accrued interest and other amounts due under this Note immediately due and payable without presentment, demand, notice of default or other notice of any kind, which the Employee hereby expressly waives, in the event that the Employee's employment with SN is terminated, whether voluntarily or involuntarily by the Employee, for any reason whatsoever other than the death of the Employee or SN determining not to continue its business relationship with Employee within 30 days of August 1, 2001. As such, the Employee waives the issuing and
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service of process, admits to the maturity of this Note by acceleration or otherwise, and confesses judgment against the Employee in favor of SN for the unpaid Principal Amount, together with costs of suit and reasonable attorney fees, (whether incurred by SN in-house legal staff or outside counsel), and to release all errors and waive all right of appeal and stay of execution.

     In addition, SN, at its option and sole discretion, under the same terms of this paragraph 4, may declare this Note immediately due and payable, without presentment, demand, notice of default or other notice of any kind which the Employee hereby waives, if one or more of, but not limited to, the following events shall occur.

     a) the Employee's employment with SN is terminated by SN for any reason whatsoever other than SN determining not to continue its business relationship with Employee within 30 days of August 1, 2001.

     b) the Employee has not obtained and retained all licenses and registrations from the National Association of Securities Dealers, Inc., securities exchanges, state securities commissions and other regulatory bodies as SN shall determine is necessary or appropriate in order for the Employee to conduct securities or commodities transactions or otherwise perform the functions for which the Employee is employed; or

     c) at any time, in the reasonable opinion of SN, the financial responsibility of the Employee has become impaired, such impairment to include, without limiting the generality of the foregoing, the filing of a voluntary or involuntary petition by or against the Employee under any provision of any Federal or State bankruptcy, insolvency, or similar laws; the appointment of a receiver to manage the Employee's property; an assignment of the benefits of creditors; the entry of judgment or lien or issuance of a warrant or an order of attachment or garnishment against the Employee or his/her property; or the commencement of any proceeding or procedure for enforcement of a money judgment against the Employee; or

     d) the Employee defaults in the timely payment of any amount due and payable to SN pursuant to the terms of this Note, whether upon demand by SN at any time or otherwise.


     4. INTEREST CHARGED IN THE EVENT OF DEFAULT IN TERMS OF PAYMENT. If this Note becomes immediately due and payable pursuant to the foregoing paragraph and the Employee defaults in the timely payment of any portion of the Principal Amount or any accrued interest thereon, or any other amount which is due and payable to SN pursuant to the terms of this Note, whether upon demand by SN, or otherwise, the Employee shall pay interest thereon, to the extent permitted under Missouri law, from the date such payment was due until paid in full.

     5. DEFAULT, ATTACHMENT, COLLECTION AND WAIVERS.   The Employee agrees to
pay any and all costs and expenses, including without limitation, reasonable attorney's fees and disbursements, incurred by SN in connection with the enforcement of any and all provisions of this Note and in regard to any defenses to the Note or counterclaims brought in the action to enforce the Note.
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     The Employee hereby waives (1) all benefits of any law exempting his/her property, including any accounts at SN, from attachment, garnishment, or execution; and (2) trial by jury and the right to interpose any defense, set-off or counterclaim of any nature or description in any arbitration arising out of or relating to this Note in which SN is an adverse party. SN may offset and satisfy any amount due and owing by SN to Employee including all assets in any account maintained by Employee which is equal or less than any amount due and owing by Employee to SN hereunder by offset against Employee's obligations under this Note.

     6. EXTENSION OF WAIVERS. SN may grant extensions and/or renewals hereof at its discretion, without notice and without releasing the liability of any party hereto. However, no failure of SN to exercise any right, no partial exercise and no delay in exercising any such right (including without limitation acceptance by SN of any late payment or other default), or any other course of dealing between the Employee and SN shall constitute a waiver by SN of its right to exercise any of its options or any of its rights hereunder at any time.

   7. PAYMENTS AND WITHHOLDING TAXES. Interest shall be due and payable on the Principal Amount unless otherwise provided above. Employee shall be responsible for any and all taxes and other charges imposed upon SN by federal, state or local governments with respect to such amount forgiven by Stifel for the respective period and agrees that if employed by SN, that SN will withhold said amounts. If Employee is no longer employed by SN, Employee shall reimburse SN within 30 days of the date of notice from SN specifying the amounts of such taxes and charges.

     SN will notify the Employee of the amount of Withholding Taxes and the amount of payment to be deducted on each payday.

     Until any Principal Amount is forgiven, all amounts paid to SN by Employee for taxes withheld on the forgiveness portion shall be applied as payments on account of the Principal Amount. The payment to SN by Employee of any Withholding Taxes on account shall not obligate SN to forgive all or any part of the Principal Amount on any installment date unless and until all of the conditions to the forgiveness of any Principal Amount are satisfied in full.

     8. ARBITRATION CLAUSE. SN and the Employee agree that any action instituted as a result of any controversy arising out of this Note, or as a result of differences in any section interpretation thereof, shall be brought before the Arbitration facility of the National Association of Securities Dealers or the New York Stock Exchange, whichever forum SN should choose.

     9. NOT AN EMPLOYMENT CONTRACT. The Employee expressly acknowledges that this Note is not an employment contract or an agreement to employ him/her for a specified period of time or a promise of continued employment with SN for any period whatsoever.

     10. ASSIGNMENT. This Note may be assigned by SN and the benefits and obligations thereof shall inure to SN's successors and assigns.

     11. TERMS AND CONDITIONS. This Note contains all of the terms of the Agreement between the parties relating to the subject matter hereof and may not be modified except by a


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writing signed by the party to be bound thereby.

     12. SEVERABILITY. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom. Any provision of this Note that is inapplicable to an employee as a result of the fact that said employee's position with SN is in a non-production capacity shall not effect the balance of the Note.

     13. GOVERNING LAW. This Note shall be governed by, and construed in accordance with the laws of the State of Missouri but without regard to the choice of law principle thereof.

     14. HEADINGS. The headings contained in this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note.

     In Witness Whereof, the Employee acknowledges that this Note becomes effective as of the date and year first written above.



Date:   August 9, 1999                     /s/ Thomas A. Prince
     --------------------                  ------------------------------
                                           Signature of Employee

                                           9 Par Drive
                                           ------------------------------
                                           Address

                                           Maurelle, AR 72113
                                           ------------------------------
                                           City, State, Zip Code



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                                For Internal Use




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Stifel, Nicolaus Authorization



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